Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL YEAR 2008 ADJUSTED DILUTED EPS OF $1.78,

DOMESTIC UNIT GROWTH OF 6.1%

SILVER SPRING, MD. (February 10, 2009) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for fourth quarter and full year 2008:

•	Adjusted diluted earnings per share (“EPS”) for full year 2008 were $1.78, compared to $1.74 for full year 2007. Diluted EPS were $1.60 for full year 2008 compared to $1.70 for 2007.

•

Adjusted earnings before interest, taxes and depreciation (“Adjusted EBITDA”) were $200.5 million for the year ended December 31, 2008, compared to $198.1 million for the same period of 2007. Operating income for full year 2008 was $174.6 million compared to $185.2 million for the same period of 2007.

•

Adjusted EBITDA and adjusted EPS for the year ended December 31, 2008 excludes special items totaling $17.7 million and $0.18 diluted EPS, respectively related to $6.6 million of benefits resulting from the previously announced acceleration of the company’s management succession plan, $3.5 million related to employee termination costs and $7.6 million related to an increase in reserves related to impaired notes receivable. Adjusted EBITDA and adjusted EPS for the year ended December 31, 2007 excludes special items totaling $4.3 million and $0.04 diluted EPS, respectively related to employee termination benefits.

•

Adjusted EPS for the three months ended December 31, 2008 were $0.41, compared to $0.44 for the same period of 2007. Diluted EPS for the three months ended December 31, 2008 were $0.30 compared to $0.44 for the same period of 2007.

•

Adjusted EBITDA were $46.9 million for the quarter ended December 31, 2008, compared to $50.4 million for the same period of 2007. Operating income for the three months ended December 31, 2008 was $34.1 million compared to $48.1 million for the same period of 2007.

•

Adjusted EBITDA and adjusted EPS for the three months ended December 31, 2008 excludes special items totaling $10.8 million and $0.11 diluted EPS, respectively related to $0.5 million of benefits resulting from the previously announced acceleration of the company’s management succession plan, $2.7 million related to employee termination benefits and $7.6 million related to an increase in reserves related to impaired notes receivable. Adjusted EBITDA for the same period of 2007 excludes $0.1 million of employee termination benefits.

•	Domestic unit and room growth increased 6.1 percent and 5.6 percent, respectively, for full year 2008.

•	Domestic system-wide revenue per available room (RevPAR) declined 1.8% for full year 2008 and 7.7% for fourth quarter 2008 compared to the same periods of 2007. The declines for full year and fourth quarter 2008 were primarily due to a 260 basis point and 500 basis point decline in occupancy, respectively, which was partially offset by increases in the average daily rate.

•	The effective royalty rate increased 6 basis points to 4.20% for the full year 2008 compared to 4.14% for the same period of the prior year.

•

Franchising revenues and total revenues increased 2% and 4%, respectively for full year 2008 compared to the same period in 2007. Franchising revenues declined 8% and total revenues declined 9% for fourth quarter 2008 compared to the same period in 2007.

•

As a result of the current economic environment and credit market conditions, new domestic hotel franchise contracts for the three months ended December 31, 2008 declined 31% to 207 compared to 301 contracts executed in the same period of the prior year. Overall, new domestic hotel franchise contracts executed for full year 2008 declined 9% to 698 compared to 770 for full year 2007.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 2% from December 31, 2007 to 987 hotels representing 78,915 rooms; the worldwide pipeline increased 1% from December 31, 2007 to 1,108 hotels representing 89,105 rooms.

“While the last six months of 2008 represented a challenging time for the hotel industry, for the year, Choice Hotels was able to demonstrate strong domestic unit and room growth and increase its effective royalty rate, franchising revenues and total revenues,” said Stephen P. Joyce, president and chief executive officer. “While we do not see any immediate economic turnaround or increased liquidity in the credit markets, Choice is uniquely positioned for long-term growth in this climate. With our proven, fee-based business model and financial strength, we have historically been able to perform well in a wide range of industry and economic environments. We remain focused on taking advantage of our tremendous long-term growth prospects while at the same time returning excess cash flows to our investors by way of share repurchases and dividends.”

Outlook for 2009

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as it relates to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s first quarter 2009 diluted EPS is expected to be $0.24. The company expects full year 2009 diluted EPS of $1.68. EBITDA for full-year 2009 are expected to be approximately $178 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 3.0% in 2009;
•	RevPAR is expected to decline approximately 12% for first quarter 2009 and decline approximately 10% for full-year 2009;
•	The effective royalty rate is expected to increase 3 basis points for full-year 2009;
•	All figures assume the existing share count and an effective tax rate of 36.5% for first quarter 2009 and 36.5% for full year 2009.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the year ended December 31, 2008 the company paid $43.1 million of cash dividends to shareholders. The current quarterly divided rate per common share is $0.185, subject to declaration by our board of directors.

During the fourth quarter of 2008, the company’s board of directors authorized an increase under the company’s existing stock repurchase program to acquire up to an additional five million shares of its outstanding common stock. For the year ended December 31, 2008, the company purchased approximately 2.2 million shares of its common stock at an average price of $24.56 for a total cost of $54.7 million. Subsequent to December 31, 2008 and through February 10, 2009, the Company repurchased 0.5 million shares at a total cost of $13.5 million at an average price of $26.97 per share. The company has authorization to purchase up to an additional 5.5 million shares under the share repurchase program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 41.3 million shares of its common stock for a total cost of $964.1 million through February 10, 2009. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 74.3 million shares under the share repurchase program at an average price of $12.98 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. In addition to these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, also subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday, February 11, 2009 at 10:00 a.m. EST to discuss the company’s fourth quarter results. The dial-in number to listen to the call is 1-866-700-6293, and the access code is 24855286. International callers should dial 617-213-8835 and enter the access code 24855286. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EST on February 11, 2009 through March 11, 2009 by calling 1-888-286-8010 and entering access code 48757869. The international dial-in for the replay is 617-801-6888, access code 48757869. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International franchises more than 5,800 hotels, representing more than 470,000 rooms, in the United States and more than 30 countries and territories. As of December 31, 2008, 987 hotels are under construction, awaiting conversion or approved for development in the United States, representing 78,915 rooms, and an additional 121 hotels, representing 10,190 rooms, are under construction, awaiting conversion or approved for development in more than 15 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservations revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the Company’s financial statements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the

Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS: The Company’s management also uses Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS which exclude the impact of the acceleration of the Company’s management succession plan, employee termination benefits, and additional reserves recorded on impaired notes receivable in the year ended December 31, 2008 and the impact of termination benefits incurred in the year ended December 31, 2007. The Company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2008 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2008	2007	$	%	2008	2007	$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$59,284	$60,623	$(1,339)	(2%)	$247,435	$236,346	$11,089	5%
Initial franchise and relicensing fees	6,729	11,907	(5,178)	(43%)	27,931	33,389	(5,458)	(16%)
Procurement services	3,498	3,680	(182)	(5%)	17,148	16,283	865	5%
Marketing and reservation	81,904	89,963	(8,059)	(9%)	336,477	316,827	19,650	6%
Hotel operations	1,253	1,207	46	4%	4,936	4,692	244	5%
Other	1,826	1,595	231	14%	7,753	7,957	(204)	(3%)

Total revenues	154,494	168,975	(14,481)	(9%)	641,680	615,494	26,186	4%

OPERATING EXPENSES:

Selling, general and administrative	35,580	27,855	7,725	28%	118,989	101,590	17,399	17%
Depreciation and amortization	2,019	2,227	(208)	(9%)	8,184	8,637	(453)	(5%)
Marketing and reservation	81,904	89,963	(8,059)	(9%)	336,477	316,827	19,650	6%
Hotel operations	894	839	55	7%	3,434	3,241	193	6%

Total operating expenses	120,397	120,884	(487)	(0%)	467,084	430,295	36,789	9%

Operating income	34,097	48,091	(13,994)	(29%)	174,596	185,199	(10,603)	(6%)

OTHER INCOME AND EXPENSES:

Interest expense	2,245	4,087	(1,842)	(45%)	10,932	14,293	(3,361)	(24%)
Interest and other investment (income) loss	4,431	1,106	3,325	301%	7,760	(1,750)	9,510	(543%)
Equity in net income of affiliates	(476)	(393)	(83)	21%	(1,414)	(1,230)	(184)	15%

Total other income and expenses, net	6,200	4,800	1,400	29%	17,278	11,313	5,965	53%

Income before income taxes	27,897	43,291	(15,394)	(36%)	157,318	173,886	(16,568)	(10%)
Income taxes	9,186	15,344	(6,158)	(40%)	57,107	62,585	(5,478)	(9%)

Net income	$18,711	$27,947	$(9,236)	(33%)	$100,211	$111,301	$(11,090)	(10%)

Weighted average shares outstanding-basic	61,166	62,086			61,853	64,213

Weighted average shares outstanding-diluted	61,684	63,109			62,521	65,331

Basic earnings per share	$0.31	$0.45	$(0.14)	(31%)	$1.62	$1.73	$(0.11)	(6%)

Diluted earnings per share	$0.30	$0.44	$(0.14)	(32%)	$1.60	$1.70	$(0.10)	(6%)

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$52,680	$46,377
Accounts receivable, net	43,141	40,855
Deferred income taxes	8,223	2,387
Investments, employee benefit plans, at fair value	—	1,002
Other current assets	16,172	15,330

Total current assets	120,216	105,951
Fixed assets and intangibles, net	138,867	141,679
Receivable — marketing fees	13,527	6,782
Investments, employee benefit plans, at fair value	25,360	33,488
Other assets	30,249	40,484

Total assets	$328,219	$328,384

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$79,897	$96,195
Deferred revenue	47,004	48,660
Deferred compensation & retirement plan obligations	6,960	1,002
Other current liabilities	1,206	1,659

Total current liabilities	135,067	147,516

Long-term debt	284,400	272,378
Deferred compensation & retirement plan obligations	33,462	43,132
Other liabilities	12,960	22,419

Total liabilities	465,889	485,445

Common stock, $0.01 par value	607	621
Additional paid-in-capital	90,141	86,243
Accumulated other comprehensive income (loss)	(3,472)	346
Treasury stock, at cost	(835,186)	(798,110)
Retained earnings	610,240	553,839

Total shareholders’ deficit	(137,670)	(157,061)

Total liabilities and shareholders’ deficit	$328,219	$328,384

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twelve Months Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$100,211	$111,301

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,184	8,637
Provision for bad debts	9,433	905
Non-cash stock compensation and other charges	10,914	11,124
Non-cash interest and other loss	9,300	29
Dividends received from equity method investments	1,180	1,245
Equity in net income of affiliates	(1,414)	(1,230)

Changes in assets and liabilities, net of acquisitions:
Receivables	(4,358)	1,056
Receivable—marketing and reservation fees, net	(7,578)	11,997
Accounts payable	(13,138)	13,053
Accrued expenses	(3,206)	(5,480)
Income taxes payable/receivable	(1,870)	(5,422)
Deferred income taxes	3,073	(7,649)
Deferred revenue	(1,549)	1,493
Other assets	(1,046)	(2,554)
Other liabilities	(3,737)	7,161

NET CASH PROVIDED BY OPERATING ACTIVITIES	104,399	145,666

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(12,611)	(11,963)
Acquisitions, net of cash acquired	—	(343)
Purchases of investments, employee benefit plans	(7,802)	(8,686)
Proceeds from sales of investments, employee benefit plans	7,819	6,049
Issuance of notes receivable	(7,410)	(7,395)
Collections of notes receivable	434	1,806
Other items, net	(695)	(752)

NET CASH USED IN INVESTING ACTIVITIES	(20,265)	(21,284)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(100,000)	(422)
Net borrowings pursuant to revolving credit facility	112,000	100,199
Excess tax benefits from stock-based compensation	10,135	6,209
Purchase of treasury stock	(63,732)	(185,935)
Dividends paid	(43,142)	(40,139)
Proceeds from exercise of stock options	9,026	5,749

NET CASH USED IN FINANCING ACTIVITIES	(75,713)	(114,339)

Net change in cash and cash equivalents	8,421	10,043
Effect of foreign exchange rate changes on cash and cash equivalents	(2,118)	493
Cash and cash equivalents at beginning of period	46,377	35,841

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,680	$46,377

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Twelve Months Ended December 31, 2008*			For the Twelve Months Ended December 31, 2007*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$79.84	60.1%	$48.01	$77.14	63.1%	$48.70	3.5%	(300	)bps	(1.4%)
Comfort Suites	89.49	61.3%	54.82	87.23	65.5%	57.11	2.6%	(420	)bps	(4.0%)
Sleep	71.91	58.5%	42.10	69.67	62.5%	43.52	3.2%	(400	)bps	(3.3%)

Midscale without Food & Beverage	80.90	60.2%	48.66	78.23	63.5%	49.70	3.4%	(330	)bps	(2.1%)

Quality	71.42	52.0%	37.15	70.30	54.2%	38.09	1.6%	(220	)bps	(2.5%)
Clarion	84.48	50.0%	42.21	80.86	51.7%	41.79	4.5%	(170	)bps	1.0%

Midscale with Food & Beverage	74.18	51.6%	38.26	72.74	53.6%	38.97	2.0%	(200	)bps	(1.8%)

Econo Lodge	55.58	46.9%	26.05	54.40	48.0%	26.10	2.2%	(110	)bps	(0.2%)
Rodeway	55.04	47.5%	26.16	53.24	47.6%	25.32	3.4%	(10	)bps	3.3%

Economy	55.44	47.0%	26.08	54.14	47.9%	25.93	2.4%	(90	)bps	0.6%

MainStay	73.72	64.2%	47.34	70.04	68.5%	47.98	5.3%	(430	)bps	(1.3%)
Suburban	42.93	62.4%	26.80	40.13	67.3%	27.01	7.0%	(490	)bps	(0.8%)

Extended Stay	51.14	62.9%	32.17	47.10	67.6%	31.83	8.6%	(470	)bps	1.1%

Total	$74.11	55.3%	$40.98	$72.07	57.9%	$41.75	2.8%	(260	)bps	(1.8%)

*	Operating statistics represent hotel operations from December through November.

	For the Three Months Ended December 31, 2008*			For the Three Months Ended December 31, 2007*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$78.95	57.8%	$45.59	$77.45	63.9%	$49.47	1.9%	(610	)bps	(7.8%)
Comfort Suites	88.09	57.6%	50.73	86.32	64.1%	55.29	2.1%	(650	)bps	(8.2%)
Sleep	71.48	55.1%	39.37	70.10	61.4%	43.03	2.0%	(630	)bps	(8.5%)

Midscale without Food & Beverage	80.00	57.3%	45.85	78.31	63.5%	49.76	2.2%	(620	)bps	(7.9%)

Quality	69.34	49.2%	34.08	69.86	53.4%	37.28	(0.7%)	(420	)bps	(8.6%)
Clarion	82.53	46.7%	38.51	82.27	52.3%	43.04	0.3%	(560	)bps	(10.5%)

Midscale with Food & Beverage	71.97	48.6%	35.00	72.68	53.1%	38.61	(1.0%)	(450	)bps	(9.3%)

Econo Lodge	55.36	45.5%	25.19	54.33	47.7%	25.89	1.9%	(220	)bps	(2.7%)
Rodeway	53.68	44.4%	23.81	52.17	46.7%	24.37	2.9%	(230	)bps	(2.3%)

Economy	54.90	45.2%	24.80	53.82	47.4%	25.52	2.0%	(220	)bps	(2.8%)

MainStay	74.71	61.4%	45.88	70.40	70.7%	49.77	6.1%	(930	)bps	(7.8%)
Suburban	44.08	57.1%	25.17	40.65	64.6%	26.24	8.4%	(750	)bps	(4.1%)

Extended Stay	52.65	58.2%	30.67	48.50	66.1%	32.04	8.6%	(790	)bps	(4.3%)

Total	$72.97	52.6%	$38.38	$72.16	57.6%	$41.58	1.1%	(500	)bps	(7.7%)

*	Operating statistics represent hotel operations from September through November.

	For the Quarter Ended		For the Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
System-wide effective royalty rate	4.23%	4.15%	4.20%	4.14%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2008		December 31, 2007		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,462	114,573	1,434	112,042	28	2,531	2.0%	2.3%
Comfort Suites	541	42,152	481	37,358	60	4,794	12.5%	12.8%
Sleep	365	26,867	346	25,728	19	1,139	5.5%	4.4%

Midscale without Food & Beverage	2,368	183,592	2,261	175,128	107	8,464	4.7%	4.8%

Quality	908	85,055	828	79,276	80	5,779	9.7%	7.3%
Clarion	150	21,497	167	23,319	(17)	(1,822)	(10.2%)	(7.8%)

Midscale with Food & Beverage	1,058	106,552	995	102,595	63	3,957	6.3%	3.9%

Econo Lodge	816	50,812	825	50,403	(9)	409	(1.1%)	0.8%
Rodeway	346	20,302	276	16,523	70	3,779	25.4%	22.9%

Economy	1,162	71,114	1,101	66,926	61	4,188	5.5%	6.3%

MainStay	35	2,694	30	2,258	5	436	16.7%	19.3%
Suburban	60	7,256	54	6,773	6	483	11.1%	7.1%

Extended Stay	95	9,950	84	9,031	11	919	13.1%	10.2%

Ascend Collection	21	1,353	—	—	21	1,353	NM	NM
Cambria Suites	12	1,323	4	459	8	864	200.0%	188.2%

Domestic Franchises	4,716	373,884	4,445	354,139	271	19,745	6.1%	5.6%

International Franchises	1,111	98,642	1,125	97,888	(14)	754	(1.2%)	0.8%

Total Franchises	5,827	472,526	5,570	452,027	257	20,499	4.6%	4.5%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Twelve Months Ended December 31, 2008			For the Twelve Months Ended December 31, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	48	58	106	48	62	110	0%	(6%)	(4%)
Comfort Suites	85	3	88	114	4	118	(25%)	(25%)	(25%)
Sleep	72	4	76	71	1	72	1%	300%	6%

Midscale without Food & Beverage	205	65	270	233	67	300	(12%)	(3%)	(10%)

Quality	5	147	152	11	153	164	(55%)	(4%)	(7%)
Clarion	7	42	49	6	42	48	17%	0%	2%

Midscale with Food & Beverage	12	189	201	17	195	212	(29%)	(3%)	(5%)

Econo Lodge	4	83	87	3	77	80	33%	8%	9%
Rodeway	3	99	102	2	99	101	50%	0%	1%

Economy	7	182	189	5	176	181	40%	3%	4%

MainStay	12	—	12	22	2	24	(45%)	(100%)	(50%)
Suburban	8	—	8	21	3	24	(62%)	(100%)	(67%)

Extended Stay	20	—	20	43	5	48	(53%)	(100%)	(58%)

Ascend Collection	1	1	2	—	—	—	NM	NM	NM
Cambria Suites	16	—	16	29	—	29	(45%)	NM	(45%)

Total Domestic System	261	437	698	327	443	770	(20%)	(1%)	(9%)

	For the Three Months Ended December 31, 2008			For the Three Months Ended December 31, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	15	17	32	22	30	52	(32%)	(43%)	(38%)
Comfort Suites	20	—	20	36	—	36	(44%)	NM	(44%)
Sleep	25	1	26	38	—	38	(34%)	NM	(32%)

Midscale without Food & Beverage	60	18	78	96	30	126	(38%)	(40%)	(38%)

Quality	1	39	40	4	57	61	(75%)	(32%)	(34%)
Clarion	1	14	15	1	14	15	0%	0%	0%

Midscale with Food & Beverage	2	53	55	5	71	76	(60%)	(25%)	(28%)

Econo Lodge	1	28	29	—	27	27	NM	4%	7%
Rodeway	1	34	35	—	37	37	NM	(8%)	(5%)

Economy	2	62	64	—	64	64	NM	(3%)	0%

MainStay	5	—	5	12	1	13	(58%)	(100%)	(62%)
Suburban	—	—	—	11	—	11	(100%)	NM	(100%)

Extended Stay	5	—	5	23	1	24	(78%)	(100%)	(79%)

Ascend Collection	1	—	1	—	—	—	NM	NM	NM
Cambria Suites	4	—	4	11	—	11	(64%)	NM	(64%)

Total Domestic System	74	133	207	135	166	301	(45%)	(20%)	(31%)

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2008 Units			December 31, 2007 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	51	125	176	54	135	189	(3)	(6%)	(10)	(7%)	(13)	(7%)
Comfort Suites	3	279	282	1	278	279	2	200%	1	0%	3	1%
Sleep Inn	2	157	159	—	138	138	2	NM	19	14%	21	15%

Midscale without Food & Beverage	56	561	617	55	551	606	1	2%	10	2%	11	2%

Quality	69	14	83	71	15	86	(2)	(3%)	(1)	(7%)	(3)	(3%)
Clarion	36	9	45	30	7	37	6	20%	2	29%	8	22%

Midscale with Food & Beverage	105	23	128	101	22	123	4	4%	1	5%	5	4%

Econo Lodge	45	5	50	46	3	49	(1)	(2%)	2	67%	1	2%
Rodeway	58	2	60	68	3	71	(10)	(15%)	(1)	(33%)	(11)	(15%)

Economy	103	7	110	114	6	120	(11)	(10%)	1	17%	(10)	(8%)

MainStay	—	38	38	2	46	48	(2)	(100%)	(8)	(17%)	(10)	(21%)
Suburban	—	34	34	4	40	44	(4)	(100%)	(6)	(15%)	(10)	(23%)

Extended Stay	—	72	72	6	86	92	(6)	(100%)	(14)	(16%)	(20)	(22%)

Ascend Collection	—	1	1	—	—	—	—	NM	1	NM	1	NM
Cambria Suites	—	59	59	—	63	63	—	NM	(4)	(6%)	(4)	(6%)

Total	264	723	987	276	728	1,004	(12)	(4%)	(5)	(1%)	(17)	(2%)

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Franchising Revenues:
Total Revenues	$154,494	$168,975	$641,680	$615,494
Adjustments:
Marketing and reservation revenues	(81,904)	(89,963)	(336,477)	(316,827)
Hotel operations	(1,253)	(1,207)	(4,936)	(4,692)

Franchising Revenues	$71,337	$77,805	$300,267	$293,975

Franchising Margins:

Operating Margin:

Total Revenues	$154,494	$168,975	$641,680	$615,494
Operating Income	$34,097	$48,091	$174,596	$185,199

Operating Margin	22.1%	28.5%	27.2%	30.1%

Adjusted Franchising Margin:

Franchising Revenues	$71,337	$77,805	$300,267	$293,975

Operating Income	$34,097	$48,091	$174,596	$185,199
Acceleration of management succession plan benefits	500	—	6,605	—
Employee termination benefits	2,731	141	3,537	4,250
Loan reserves related to impaired notes receivable	7,555	—	7,555	—
Hotel operations	(359)	(368)	(1,502)	(1,451)

	$44,524	$47,864	$190,791	$187,998

Adjusted Franchising Margins	62.4%	61.5%	63.5%	64.0%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net Income	$18,711	$27,947	$100,211	$111,301
Adjustments:
Acceleration of management succession plan benefits	313	—	4,135	—
Employee termination benefits	1,709	89	2,214	2,660
Loan reserves related to impaired notes receivable	4,729	—	4,729	—

Adjusted Net Income	$25,462	$28,036	$111,289	$113,961

Weighted average shares outstanding-diluted	61,684	63,109	62,521	65,331

Diluted Earnings Per Share	$0.30	$0.44	$1.60	$1.70
Adjustments:
Acceleration of management succession plan	—	—	0.07	—
Employee termination benefits	0.03	—	0.03	0.04
Loan reserves related to impaired notes receivable	0.08	—	0.08	—

Adjusted Diluted Earnings Per Share (EPS)	$0.41	$0.44	$1.78	$1.74

Adjusted EBITDA Reconciliation

(in millions)	Q4 2008 Actuals	Q4 2007 Actuals	Year Ended December 31, 2008 Actuals	Year Ended December 31, 2007 Actuals	Full-Year 2009 Outlook
Operating Income (per GAAP)	$34.1	$48.1	$174.6	$185.2	$169.2
Acceleration of management succession plan	0.5	—	6.6	—	$—
Employee termination benefits	2.7	0.1	3.5	4.3	$—
Loan reserves related to impaired notes receivable	7.6	—	7.6	—	$—
Depreciation and amortization	2.0	2.2	8.2	8.6	8.8

Adjusted Earnings before interest, taxes, depreciation and amortization (non-GAAP)	$46.9	$50.4	$200.5	$198.1	$178.0